UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 7, 2006

WORLD ENERGY SOLUTIONS, INC.

(Exact Name of Small Business Issuer in Its Charter)

Florida	0-25097	65-0783722
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3900A 31st Street North, St. Petersburg, Florida	33714
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 727-525-5552

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

     (17 CFR 230.425)

[  ] Soliciting material pursuant to rule 14a-12 under the Exchange Act

     (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the

     Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the

     Exchange Act (17 CFR 240.13e-4(c))

Section  5 —

Corporate Governance and Management

Item  5.02

Election of Directors.

The Board of Directors of World Energy Solutions, Inc. (the “Company”) has elected Mr. Peter James and Mr. Keith Drucker to the Company’s Board of Directors.

From December, 2002 to March, 2006, Mr. Drucker served as Vice President of Corporate Development and Vice President of Operations for Global Signal, Inc., a provider of wireless, internet and broadband communications facilities based out of Sarasota, Florida.  While at Global Signal, Mr. Drucker was instrumental in restructuring Global Signal’s organizational infrastructure and business process engineering.  In addition, Mr. Drucker played a senior role in managing the acquisition, integration and securitization of over 7,900 real estate assets.  From January, 1999 to December, 2002, Mr. Drucker served as a Director for SpectraSite Communications, Inc., now American Tower.  While at SpectraSite, Mr. Drucker held several strategic roles focused on organizational and business process redevelopment, including leasing operations, mergers and acquisitions, and asset information management.  From 1997 through July, 2000, Mr. Drucker was a Manager and Account Executive with SBA Communications, Inc.  While at SBA, Mr. Drucker was accountable for various aspects of the tower leasing and carrier deployment process.  In addition, Mr. Drucker was responsible for the construction and maintenance of SBA’s Network Operations Center.  Mr. Drucker received a Bachelor of Science in Business Communication from Bentley College.  Mr. Drucker is not presently an officer or director of any other reporting company.  During the last two years, Mr. Drucker has not been a party to any transaction involving the Company.

Mr. Peter James has extensive experience in international marketing and business finance. He created and managed his own management consulting firm and a public accounting practice following the founding of a regional consulting practice for Price Waterhouse, in the UK.  He is a Certified Accountant and Chartered Secretary (General Counsel & commercial lawyer) in the United Kingdom with a BSc (Econ) from University Glamorgan and MBA from University Cranfield. He is an Associate Fellow of the Royal Institute of Navigation, a Fellow of the Institute of Management and a Fellow of the Nautical Institute.

He is a former President of Cardiff Chamber of Commerce and was instrumental in the twinning of Xiamen, China with the City of Cardiff in 1986, the first such twinning with a Chinese City.  He has worked extensively in Europe and is active in the development of trade links in former Soviet states and the newly democratic states of Central Europe.

He was a founder Director of Cardiff World Trade Center, being involved in the planning and promotion of the entity, the arrangement of funding and monitoring of operations from its inauguration.  He is a Director of World Trade Centre (Holdings), Ltd, which owns, for development, a number of WTCA franchises in the UK.  He was first Chairman of the Board of World Trade Center Holdings, Inc. in the USA, where he is normally resident.  He owns a commercial property company in the UK.  In the USA, he is President of Euro-American Strategies, LLC, an international marketing company for defence and homeland security products and services.  He is also a member of the prestigious SPECTRUM Group of Washington defense consultants and lobbyists.

Mr. James served a parallel career in the Royal Naval Reserve.  A navigator and mine- countermeasures specialist, he commanded minesweepers, patrol craft and shore bases.

He served in most of the UK emergencies including the South Atlantic campaign for which he was made an MBE.  He is a former Secretary General of the Inter-Allied (NATO) Confederation of Reserve Organisations (CIOR), representing some 8 million of NATO’s reserve forces, in the Military Committee, International Military Staff and other NATO agencies.  In that capacity, he enjoyed high access to the Ministries of Defence and Interior of NATO, former Soviet and Warsaw Pact Countries.  He retired as a Captain, RNR after 35 years service.  Mr. James’ combination of business and military experience gives him a unique understanding of the Eastern European geopolitical and economic environments and their political cultures. Mr. James is a visiting lecturer in International Affairs at the National Defense University, Washington, DC.

Mr. James is not presently an officer or director of any other reporting company.  During the last two years, Mr. James has not been a party to any transaction involving the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORLD ENERGY SOLUTIONS, INC.

(Registrant)

Dated: November 7, 2006

By: /s/ Benjamin C. Croxton

Benjamin C. Croxton

Chief Executive Officer

Chief Financial Officer